Exhibit 10(k)




                                AGREEMENT


This Agreement (the "Agreement") dated as of March 15, 2001, is entered into by and among OTR Express, Inc. (the "Borrower") and Oak Park Bank, now Hillcrest Bank, (the "Senior Lender").

                                RECITALS

A. The Senior Lender has advanced certain indebtedness to the Borrower pursuant to that certain promissory note dated April 12, 1996 in the original principal amount of $1,400,000.00 executed by the Borrower and payable to the Senior Lender (as amended, restated, extended, renewed and modified from time to time, the "Senior Note"), in which such indebtedness is secured by the security interests granted by the Borrower to the Senior Lender pursuant to the terms of that certain
Real Estate Mortgage dated April 12, 1996 (the "Senior Mortgage") filed as File No. 2588239 in Book 4845 at Page 129 in the official records of Johnson County, Kansas, encumbering certain real property located in Johnson County, Kansas (collectively, the "Property"), which is described in Exhibit A attached hereto and made a part hereof.

B. Borrower intends to grant a second lien (the "Junior Lien") against the Property to Associates Commercial Corporation ("Associates") as agent for Associates, Associates Leasing, Inc. ("ALI"), Navistar Financial Corporation ("Navistar"), Mercedes-Benz Credit Corporation ("Mercedes") and PACCAR Financial Corp. ("PACCAR" and Associates, ALI, Navistar, Mercedes and PACCAR are hereinafter individually and collectively defined as the "Lenders") in order to secure certain financial Agreements (as defined in the Lenders' Mortgage (as defined below)). The Lenders have agreed to restructure the indebtedness owing under the Financing Agreements and to forebear exercising certain rights and remedies under the Financing Agreements pursuant to that certain Workout Agreement by and among the Borrower and the Lenders and in conjunction with such restructuring, Borrower has agreed to grant the Junior Lien to Associates as agent for the Lenders pursuant to the terms and conditions of the Lenders' Mortgage.

C. The grant of the Junior Lien against the Borrower's interest in the Property to Associates as agent for the Lenders is to be evidenced by that certain Mortgage, Assignment of Rents and Leases and Security Agreement, executed by the Borrower (the "Lenders' Mortgage") to Associates which is to be recorded in the official records of Johnson County, Kansas.


D. Senior Lender agrees to consent to Borrower's grant of the Junior
Lien against The interest of the Borrower in the Property as security for repayment of the indebtedness owing to the Lenders under the Financing Agreements and does not constitute a default of the Senior Lender's note or mortgage.

      IN WITNESS WHEREOF, Borrower and Senior Lender have duly executed this Agreement as of the date first above written.


                                             SENIOR LENDER:

                                             OAK PARK BANK (HILLCREST BANK)

                                             By:  /s/ Joel S. Richards
                                             Name: Joel Richards
                                             Title:  Sr. Vice President

                                             BORROWER:

                                             OTR EXPRESS, INC.

                                             By:  /s/ William P. Ward
                                             Name:  William P. Ward
                                             Title:  President